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                                                                    EXHIBIT 23.4

                   CONSENT OF WILLIAMS, KASTNER & GIBBS PLLC

We consent to the reference to our firm under the caption "Legal Matters" in the October 1998 Registration Statement (Form S-4) of Waste Connections, Inc. filed to increase by twenty percent the number of shares registered under the Registration Statement on Form S-4 (Registration No. 333-59199).


                                       /s/ WILLIAMS, KASTNER & GIBBS, PLLC

                                       Williams, Kastner & Gibbs, PLLC

Seattle, Washington
October 12, 1998